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First Virtual Holdings Incorporated Signs Definitive Agreement to Acquire Email
   Publishing Inc.; Acquisition to Complement Technology and Market Strategy



SAN DIEGO--(BUSINESS WIRE)--Aug. 20, 1998--First Virtual Holdings Inc. (NASDAQ:FVHI), a leader in advanced messaging systems for Internet commerce, announced today that it had signed a definitive agreement to acquire Email Publishing Inc.

The transaction, which is subject to satisfaction of certain conditions including approval by the stockholders of First Virtual and Email Publishing, will involve the exchange of approximately 6 million common shares of First Virtual. The transaction is expected to close early in the fourth quarter.

Email Publishing (www.emailpub.com) is a leading provider of message delivery and email subscription management services to publishers and other corporate customers. Email Publishing has been operating its messaging services since 1996.

"The acquisition of Email Publishing is an important step in our strategy to position First Virtual as a single source for our customers' interactive messaging needs. Together, we will be able to provide a wider range of services to our customers," said Keith S. Kendrick, President of First Virtual. "Our combined resources will improve our efficiency and marketplace reach. Email Publishing's world class outbound messaging technology complements our proven reply processing capabilities."

"Email Publishing's customers will benefit from the ability to add transactive messaging through First Virtual's Interactive Messaging Platform," said Andrew Currie, President of Email Publishing. "Combining our extensive experience in the publishing and software publishing fields with First Virtual's focus on the financial services, travel, and catalog industries is a natural fit."

On August 3, Email Publishing announced an agreement with Centrobe to offer email magazine renewal services to Centrobe's extensive roster of magazine publishing clients. Centrobe, an EDS company, is the global leader in Enterprise Customer Management solutions and handles fulfillment for more than 500 magazines. Also on August 3, Email Publishing announced a partnership with I/PRO to offer I/PRO's Email I/AUDIT service to its client base. The service provides third party verification of subscription lists for email-based publications, which helps publishers attract and retain advertisers for their email newsletters.

     About First Virtual Holdings

Founded in 1994, First Virtual Holdings Incorporated is a leader in advanced messaging systems for Internet commerce. The company supplies an integrated system for relationship-based transactive messaging using standard e-mail. First Virtual is headquartered in San Diego, Calif. Affiliates of SOFTBANK CORP. own approximately 62% of the outstanding common stock of First Virtual. E-Trade Group Inc. is a minority investor in First Virtual.

     About Email Publishing

Email Publishing, a privately-held firm based in Boulder, Colo., is a leading provider of message delivery and email subscription management services to publishers and other corporate customers. The company's technology and services help customers manage the complexities of large-scale email, content delivery and subscriber management. Unlike email list brokers or "spam" direct email marketing firms, Email Publishing only distributes content that is expected or requested. Its client base includes CMP Media (NASDAQ:CMPX), PennWell Publishing, Miller Freeman, Cahners Publishing, Intuit (NASDAQ:INTU) and GeoCities (NASDAQ:GCTY). An affiliate of SOFTBANK CORP. is a minority shareholder in Email Publishing.

     About SOFTBANK

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SOFTBANK CORP. is a leading provider of information and distribution services for the digital information industry. In Japan, SOFTBANK is the largest distributor of software and computer technology publications. In the U.S., SOFTBANK owns approximately 72 percent of Ziff-Davis Inc. (NYSE:ZD), 31 percent of Yahoo! Inc. (NASDAQ:YHOO), 30 percent of GeoCities (NASDAQ:GCTY), and 27 percent of E-Trade Group Inc. (NASDAQ:EGRP).

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act. With the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties. These risk factors include, but are not limited to, the impact of competitive products and pricing, governmental regulations, financial projections, technological difficulties and/or other factors outside the control of the company, which are detailed from time to time in the company's SEC reports, including the report on Form 10-K for the year ended Dec. 31, 1997. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.


     First Virtual Holdings Inc.
     4104 Sorrento Valley Boulevard, Suite 200
     San Diego, Calif. 92121
     Tel: 619/410-3700; Fax: 619/410-3701
     mail: info@firstvirtual.com
     website: www.firstvirtual.com.

CONTACT:  First Virtual Holdings Incorporated
Beth Mayfield, 619/410-3759
mayfield@firstvirtual.com